SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):
April 30, 2008
Dean Foods Company
(Exact name of registrant as specified in charter)

Delaware	1-12755	75-2559681

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2515 McKinney Avenue, Suite 1200
Dallas, TX 75201
(Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code: (214) 303-3400
Not Applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-49(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On April 30, 2008, Dean Foods Company (the “Company”) and certain of its subsidiaries that are party to the Fifth Amended and Restated Receivables Purchase Agreement (the “Receivables Purchase Agreement”) entered into Amendment Number 5 to the Fifth Amended and Restated Receivables Purchase Agreement and Limited Waiver (the “Fifth Amendment”) pursuant to which all references to Wachovia Bank, National Association (“Wachovia”) and Variable Funding Capital Company (“Wachovia Company”) are deleted in connection with the assignment by Wachovia and Wachovia Company of their respective rights and obligations under the Receivables Purchase Agreement to Cooperatieve Centrale Raiffeisen - Boerenleenbank B.A. “Rabobank International”, New York Branch and Nieuw Amsterdam Receivables Corporation, respectively. The Fifth Amendment also provides for an acknowledgement of, and limited waiver of specified events arising in connection with, certain changes to the Company’s internal corporate structure. The Fifth Amendment is by and among (1) Dairy Group Receivables, L.P., Dairy Group Receivables II, L.P. and WhiteWave Receivables, L.P., all of which are subsidiaries of the Company, (2) the financial institutions that are party to the Receivables Purchase Agreement, (3) the companies that are party to the Receivables Purchase Agreement, (4) JPMorgan Chase Bank, N.A., as agent, and (5) the Company, as provider of certain performance undertakings on behalf of its subsidiaries. The Fifth Amendment is attached as Exhibit 10.1 to this Current Report on form 8-K and the description above is qualified entirely by reference to the full text of Exhibit 10.1.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
10.1	Amendment No. 5 to Fifth Amended and Restated Receivables Purchase Agreement and Limited Waiver, dated April 30, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2008	DEAN FOODS COMPANY
	By:	/s/ Steven J. Kemps
Steven J. Kemps
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 5 to Fifth Amended and Restated Receivables Purchase Agreement and Limited Waiver, dated April 30, 2008.